UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 25, 2007

Bovie Medical Corporation
(Exact name of registrant as specified in its
charter)

Delaware	1-31885	11-2644611
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

734 Walt Whitman Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(631) 421-5452

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐ Pre-commencement communications pursuant to Rule l4d- 2(b) under the Exchange Act (17 CFR 240. l4d- 2(b)

☐ Pre-commencement communications pursuant to Rule 13 e-4( c) under the Exchange Act (17 CFR 240.13 e-4( c)

ITEM: 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 25, 2007, Bovie Medical Corporation engaged the Certified Public Accounting firm of Kingery and Crouse PA, located at 2801 West Busch Boulevard, Suite 200, Tampa, Florida 33618, as its independent auditor for fiscal 2007. The appointment will be subject to approval of shareholders at our next annual shareholder meeting. Such firm will review our quarterly filings with the SEC during fiscal 2007.
On January 12, 2007, Steven Bloom, the principal of Bloom and Company, LLP our auditor since 1983, passed away suddenly and unexpectedly. Steven Bloom was uniquely and highly respected by his peers as well as our management and staff for his focused zeal for his work and his hands-on commitment to satisfying each and every aspect of the auditing process. His untimely passing occasioned our management to re-evaluate its auditor situation which gave rise to the change of auditors. Given the fact that our manufacturing facilities are in Florida, we determined that logistically it would be more advantageous and efficient for us to have our auditor located in proximity to our operations in Florida.
Bloom & Company, LLP’s reports on our financial statements for either of the past two fiscal years did not contain (a) an adverse opinion or disclaimer of opinion, (b) qualification or modification as to audit scope or audit principles. During our two most recent fiscal years and any subsequent interim period before that date we had no disagreement with Bloom & Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Any such disagreements, if not resolved to the satisfaction of our former auditor, (Bloom & Company, LLP) would have caused it to make reference to the subject matter of the disagreement in its report.
Our new independent accountant was not consulted by us for any matter or any reason whatsoever during the past two fiscal years or for any subsequent interim period.

Bovie Medical Corporation

By: /S/ Andrew Makrides
Andrew Makrides, President